
<ARTICLE>                           5
<LEGEND>
      This  schedule  contains  summary  financial  information  extracted  from
Condensed   Consolidated   Statements   of  Financial   Position  and  Condensed
Consolidated  Statements of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                   1,000,000
<CURRENCY>                      USD

<PERIOD-TYPE>                     6-MOS
<FISCAL-YEAR-END>           DEC-31-2000
<PERIOD-START>              JAN-01-2000
<PERIOD-END>                JUN-30-2000
<EXCHANGE-RATE>                     1.0
<CASH>                            3,252 <F1>
<SECURITIES>                      2,946 <F2>
<RECEIVABLES>                     8,389
<ALLOWANCES>                         90
<INVENTORY>                           0
<CURRENT-ASSETS>                      0 <F3>
<PP&E>                            1,502
<DEPRECIATION>                      824
<TOTAL-ASSETS>                   22,095
<CURRENT-LIABILITIES>                 0 <F3>
<BONDS>                           1,818 <F4>
<PREFERRED-MANDATORY>               850 <F5>
<PREFERRED>                           0
<COMMON>                            260
<OTHER-SE>                        2,827
<TOTAL-LIABILITY-AND-EQUITY>     22,095
<SALES>                               0
<TOTAL-REVENUES>                  3,629
<CGS>                                 0
<TOTAL-COSTS>                         0
<OTHER-EXPENSES>                  3,183 <F6>
<LOSS-PROVISION>                      0
<INTEREST-EXPENSE>                   64
<INCOME-PRETAX>                     446
<INCOME-TAX>                        174
<INCOME-CONTINUING>                 272
<DISCONTINUED>                        0
<EXTRAORDINARY>                       0
<CHANGES>                             0
<NET-INCOME>                        252
<EPS-BASIC>                        0.97
<EPS-DILUTED>                      0.96

<F1>  Includes short-term investments.
<F2>  Includes fixed maturities and equity securities at fair value.
<F3>  Not applicable based on current reporting format.
<F4>  Represents notes payable.
<F5>  Redeemable  preferred  stock.   Includes   Company-obligated   Mandatorily
      Redeemable Preferred Capital Securities of Subsidiary Trust Holding Solely the Company's Junior Subordinated Debentures.
<F6>  Represents total expenses.

